UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________________________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2018
____________________________________________________________________________________________________________________________________
PLEXUS CORP.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________________________________________________________________
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54957
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2018, Plexus Corp. (the “Company”) entered into a Note Purchase Agreement with certain institutional investors (the “Agreement”) pursuant to which, subject to specified conditions, it will issue an aggregate of $150,000,000 in principal amount of senior notes, consisting of $100,000,000 in principal amount of 4.05% Series A Senior Notes, due on June 15, 2025, and $50,000,000 in principal amount of 4.22% Series B Senior Notes, due on June 15, 2028 (collectively, the “Notes”), in a private placement. The Company will issue the Notes on June 15, 2018, in connection with the repayment of $175,000,000 in principal amount of its 5.20% Senior Notes on maturity.
The Agreement includes operational and financial covenants with which the Company is required to comply, including, among others, maintenance of certain financial ratios (e.g., a total leverage ratio of not more than 3.50 to 1, and a minimum interest coverage ratio of not less than 3.0 to 1) and restrictions on additional indebtedness, liens and dispositions. Events of defaults under the Agreement include failure to comply with these covenants, as well as bankruptcy and other insolvency events. If an event of default occurs and is continuing, pursuant to the Agreement, a majority of the holders of the Notes have the right to accelerate and require the Company to repay all the outstanding Notes; in circumstances involving the insolvency or bankruptcy of the Company, such acceleration would be automatic. The Notes may be prepaid by the Company in whole or in part at any time, subject to payment of a make-whole amount.
The Notes are unsecured and rank at least equally and ratably in point of priority and security with the other unsecured and unsubordinated financing facilities of the Company. Interest on the Notes will be paid semiannually.
In connection with the Agreement, certain of the Company’s subsidiaries entered into a Guaranty Agreement, pursuant to which such subsidiaries agreed to guarantee the payment by the Company of all amounts due with respect to the Notes as well as the performance by the Company of its obligations under the Agreement.
The foregoing description of the Agreement and related documents contained herein is only a summary and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

10.1
Note Purchase Agreement, dated as of June 15, 2018, between Plexus Corp. and the Purchasers named therein relating to an aggregate of $150,000,000 in principal amount of 4.05% Series A Senior Notes, due June 15, 2025, and 4.22% Series B Senior Notes, due June 15, 2028.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2018		PLEXUS CORP.
(Registrant)

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

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